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                                                                    EXHIBIT 3.38

                          CERTIFICATE OF INCORPORATION

                                       OF

                            IMSAMET ACQUISITION CORP.

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:            The name of the corporation (the "Corporation") is
Imsamet Acquisition Corp.

         SECOND:           The address of the Corporation's registered office in
the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD:            The nature of the business or purposes to be
conducted or promoted are:

              a) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and

              b) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

         FOURTH:           The total number of shares of capital stock which the
Corporation shall have authority to issue is Five

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Thousand (5,000) shares of Common stock, par value One  Dollar ($1.00) per share.

         FIFTH:            The name and mailing address of the incorporator is:

                  Trisha A. Mayhew
                  c/o EnviroSource, Inc.
                  P.O. Box 10309
                  Stamford, CT 06904-2309

         SIXTH:            The name and address of each parson who shall serve
as a director of the Corporation until the first annual meeting of the stockholders or until a successor is elected and qualified are:

                  George E. Fuehrer
                  c/o EnviroSource, Inc.
                  P.O. Box 10309
                  Stamford, CT 06904-2309

                  Christina B. Huben
                  c/o EnviroSource, Inc.
                  P.O. BOX 10309
                  Stamford, CT 06904-2309

                  James C. Hull
                  c/o EnviroSource, Inc.
                  P.O. Box 10309
                  Stamford, CT 06904-2309

         SEVENTH:          The Board of Directors is expressly authorized to
exercise all powers granted to the directors by law except insofar as such powers are limited or denied herein or by the Bylaws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the Bylaws of the Corporation.

         EIGHTH:           Election of directors need not be by written ballot
unless the By-laws of the Corporation shall so provide.

         NINTH:            The Corporation shall, to the full extent

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permitted by the General Corporation Law or the State or Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

         TENTH:            NO director shall have any personal liability to the
Corporation or its stockholders for any monetary damages for breach or fiduciary duty as a director, except that this Article TENTH shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

         ELEVENTH:         The Corporation reserves the right to amend, alter,
change or repeal any provision contained in this certificate of Incorporation in the manner now or hereafter prescribed by statute.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose or forming a corporation pursuant to the General Corporation Law of the state of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly, has hereunto set her hand this 5th day of November, 1993.

                                        /s/ Trisha A. Mayhew
                                        ----------------------------------------
                                        Trisha A. Mayhew
                                        Sole Incorporator

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                            CERTIFICATE OF CHANGE OF

                    REGISTERED AGENT AND REGISTERED OFFICE OF

                                  IMSAMET, INC.

         The Board of Directors of IMSAMET, Inc. (the "Corporation"), a Delaware corporation, on the 24th day of February, 1998, does hereby resolve and order that the location of the registered Office of this Corporation within this State be, and the same hereby is, 30 Old Rudnick Lane, Suite 100, Dover, County of Kent, Zip Code 19901.

         The Board of Directors does hereby further resolve that the name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is LEXIS Document Services Inc., a Delaware corporation, and the undersigned does hereby certify that the foregoing is a true copy of resolutions adopted by the Board of Directors at a meeting held as herein stated.

         IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Certificate to be signed by its Vice President and attested by its Secretary, this 24th day of February, 1998.

                                        By: /s/ James B. Walburg
                                           -------------------------------------
                                        Name:  James B. Walburg
                                        Title: Vice President

ATTEST: /s/ Robert R. Holian
       -------------------------
       Name:  Robert R. Holian
       Title: Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

Imsamet Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:            That the Board of Directors of said corporation, by
the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Imsamet Acquisition Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "the name of the Corporation is IMSAMET, Inc.".

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         SECOND:           That in lieu of a meeting and vote of stockholders,
the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:            That the aforesaid amendments was duly adopted in
accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Aarne Anderson, its Vice President, and Christina E. Huben, its Secretary, this 22nd day of December, 1994.

                                        IMSAMET ACQUISITION CORP.

                                        By /s/ Aarne Anderson
                                           -------------------------------------
                                           Aarne Anderson
                                           Vice President

                                        Attest /s/ Christina E. Huben
                                              ----------------------------------
                                              Christina E. Huben
                                              Secretary